Exhibit 99.1

(1)          The amount reported includes 48,584,473 shares of common stock (“Common Stock”), of CKX, Inc. (the “Issuer”), all of which were held of record by CKX Entertainment Offeror Sub, LLC, f/k/a Colonel Offeror Sub, LLC (“CKX Offeror”).  The shares of Common Stock held of record by CKX Offeror were acquired by CKX Offeror in a cash tender offer at a price of $5.50 per share of Common Stock, pursuant to an Agreement and Plan of Merger, dated May 10, 2011, as amended on May 17, 2011, by and among the Issuer, CKX Entertainment, Inc. (f/k/a Colonel Holdings, Inc.) (“CKX Entertainment”) and Colonel Merger Sub, Inc. (“MergerSub”) (the “Merger Agreement”).  CKX Entertainment UK Limited (f/k/a Colonel UK Holdings Limited) (“CKX UK”) is the sole member of CKX Offeror.  CKX Entertainment is the sole stockholder of CKX UK.  CKX Entertainment Holdings, Inc.  (“Entertainment Holdings”) is the sole stockholder of CKX Entertainment.  Apollo CKX Holdings, L.P. (“CKX Holdings”) is the controlling stockholder of Entertainment Holdings, and Apollo CKX Holdings GP, LLC (“CKX Holdings GP”) is the general partner of CKX Holdings.  Apollo Management VII, L.P. (“Management VII”) is the manager of CKX Holdings GP, and AIF VII Management, LLC (“AIF VII Management”) is the general partner of Management VII.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers and executive officers of Management Holdings GP.  Each of CKX Offeror, CKX UK, CKX Entertainment, Entertainment Holdings, CKX Holdings, CKX Holdings GP, Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares held of record by CKX Offeror, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of CKX Offeror, CKX UK, CKX Entertainment, Entertainment Holdings, CKX Holdings and CKX Holdings GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of Management VII, AIF VII Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is c/o Apollo Management, L.P., 9 West 57th St., 43rd Floor, New York, New York 10019.